EXHIBIT 10.1

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT WITH CONSENT OF GUARANTOR IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND/OR §15-48-10 OF THE SOUTH CAROLINA CODE OF LAWS (1976), AS AMENDED.

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT WITH CONSENT OF GUARANTOR

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT WITH CONSENT OF GUARANTOR (the “Amendment”) effective as of June 12, 2018, by and among Vicon Industries, Inc., (the “Borrower”), NIL Funding Corporation (the “Lender”), and IQinVision, Inc. (the “Guarantor”).

W I T N E S S E T H:

WHEREAS, Borrower, Lender, and Guarantor executed that certain Second Amended and Restated Credit Agreement with Consent of Guarantor, dated as of April 20, 2017 (the “Credit Agreement”); and

WHEREAS, Borrower, Lender, and Guarantor now desire to modify and amend certain terms of the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Security Agreement.

2.	The Credit Agreement is hereby amended as follows:

a.	From the effective date until September 1, 2018, Section 4.9 of the Credit Agreement shall be of no force or effect.

b.	As of September 2, 2018, Section 4.9 of the Credit Agreement shall automatically, without any further action of any kind, be reinstated into the Credit Agreement and be of full force and effect.

c.
From the effective date until September 2, 2018, the Borrower shall not be permitted to borrow any additional funds from Lender. After September 2, 2018, the Borrower may only borrow additional funds from the Lender pursuant to the terms and conditions of the Loan Documents.

3.	Lender hereby waives any Event of Default with respect to Section 4.9 that may have occurred prior to the effective date.

4.
Each of the existing Loan Documents (as defined in the Credit Agreement) is hereby further amended to provide that each reference to any one or more of the Loan Documents (including the Credit Agreement) contained in the Credit Agreement or any of the other Loan Documents is deemed to refer to such documents as modified by this Amendment. In addition, this Amendment shall be deemed to be included as a “Loan Document” in any and all references to the “Loan Documents” contained in any of the Loan Documents existing as of the date hereof or which are executed following the date hereof.

5.
Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. As a further inducement to the Lender to enter into this Amendment, Borrower and each Guarantor further represents, warrants, covenants and acknowledges (as applicable) as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Lender has relied):

(a)    There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, any Guarantor, or any other person or entity with respect to this Amendment, the Loan Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Loans, as the case may be.
(b)    Each of the Borrower and Guarantor each has the right and power and has obtained all authorizations necessary to execute and deliver this Amendment and all documents required to be delivered in connection herewith and to perform its respective obligations hereunder and under the Credit Agreement (as amended by this Amendment) and the other Loan Documents in accordance with their respective terms. This Amendment and all documents required to be delivered in connection herewith has been duly executed and delivered by duly authorized officers, managers, partners, trustee(s), or directors (as applicable) of the Borrower and Guarantor and is a legal, valid and binding obligation of the Borrower and/or Guarantor (as applicable), enforceable against each party thereto in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.
(c)    There is no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting Borrower or Guarantor or any transaction contemplated hereby or by the Loan Documents, or the ability of Borrower or Guarantor to perform their respective obligations under this Amendment or the other Loan Documents as modified and amended hereby.
(d)    Each of the Borrower and Guarantor is duly organized and validly existing in its state of organization. The undersigned persons are duly authorized to execute and deliver, on behalf of the Borrower and Guarantor, as applicable, this Amendment and all documents required to be delivered in connection herewith.
(e)    The amendments to the Credit Agreement and other Loan Documents set forth in this Amendment are not intended as and do not constitute novations of any of the obligations reflected in the Credit Agreement or any of the other Loan Documents.

6.    The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:
(a)    a counterpart of this Amendment duly executed by the Borrower and Guarantor;
(b)    payment by Borrower of Twenty Nine Thousand and No/100 Dollars ($29,000.00);

(c)    a current Certificate of Existence/Good Standing for the Borrower and Guarantor issued by the jurisdiction in which such entity is organized;
(d)    original counterparts of resolutions from the Borrower and Guarantor authorizing the execution and delivery of this Amendment;
(f)    such other documents, instruments and agreements as the Lender may reasonably request.
7.    The failure of the Borrower or Guarantor to perform any of its obligations under this Amendment or the falsity of any representation or warranty made herein shall, at the option of the Lender, constitute an Event of Default under the Credit Agreement and each of the Loan Documents.
8.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. In the event no party makes demand for arbitration pursuant to Section 7.11 of the Credit Agreement, any legal suit, action or proceeding arising out of or relating to this Amendment, the Credit Agreement, any of the Transaction Documents, the transactions contemplated hereby or thereby shall be instituted in the Federal Courts of the United States of America or the State Courts of the State of South Carolina and County of Charleston, and the Borrower and Guarantor irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The Borrower and Guarantor irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
9.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party shall transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the Lender.
10.    Except as expressly herein amended, the terms and conditions of the Credit Agreement and each of the other Loan Documents remain in full force and effect. The amendments and modifications contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. If any provision of any of this Amendment or of any Loan Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The Borrower and Guarantor will execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Amendment, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Lender.
11.    The Borrower hereby agrees that all fees, expenses and costs incurred by the Lender (including, without limitation, fees, expenses and costs of Lender’s counsel) in negotiating, preparing, reviewing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.
12.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
13.    In consideration of the modifications set forth in this Amendment, Borrower and Guarantor each releases and holds harmless the Lender and its officers, employees, agents, affiliates, parent companies, and subsidiaries from and against any claim, action, suit, demand, cost expense or liability of any kind relating to the transactions contemplated by the Loan Documents, the administration thereof or any business communications and dealings among Borrower, and/or Guarantor and the Lender concerning the Loans through the date of execution hereof.
14.    The Guarantor, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby consents to and joins in this Amendment and hereby declares to and agrees with the Lender that: (a) the guaranty agreement entered into by the Guarantor, is and shall continue in full force and effect for the benefit of Lender with respect to the obligations secured thereby, as amended by this Agreement, (b) there are no offsets, claims, counterclaims, cross-claims or defenses of the Guarantor with respect to such guaranty nor, with respect to the obligations secured thereby, (c) that the guaranty is not released, diminished or impaired in any way by this Amendment or the transactions contemplated hereby, and (d) such guaranty, as amended by this Agreement, is hereby ratified and confirmed in all respects. Guarantor acknowledges that without this consent and reaffirmation, the Lender would not execute this Agreement or otherwise consent to its terms.
15.    This Amendment shall, upon satisfaction of the items set forth in Section 6 above, be effective as of the date set forth above. Thereafter, this Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, each of the other parties to the Loan Documents and each of their respective successors and assigns.

(SIGNATURE PAGE(S) ATTACHED)

IN WITNESS WHEREOF, Borrower and Lender have set their respective hands and seals as of July 27, 2018.

DEBTOR:

Vicon Industries, Inc.

By:         /s/ John M. Badke
Name:        John M. Badke
Title:         COO

GUARANTOR:

IQinVision, Inc.

By:         /s/ John M. Badke
Name:         John M. Badke
Title:         COO

LENDER:

NIL Funding Corporation

By:         /s/ Michael Bender
Name:         Michael Bender
Title:         Secretary